AMCOL INTERNATIONAL CORPORATION
                               ONE NORTH ARLINGTON
                        1500 WEST SHURE DRIVE, SUITE 500
                     ARLINGTON HEIGHTS, ILLINOIS 60004-7803

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 12, 2005

To Our Shareholders:

        The annual meeting of shareholders of AMCOL International Corporation, or AMCOL, will take place on Thursday, May 12, 2005, at 11:00 AM, Central Daylight Savings Time, at the Hilton Hotel Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois, for the following purposes:

        1. To elect four (4) directors for a three-year term or until their successors are elected and qualified; and

        2. To transact any other business which properly comes before the annual meeting.

        Only shareholders of record of AMCOL's common stock as of the close of business on March 18, 2005 will be entitled to notice of and to vote at the annual meeting and at any adjournments of the annual meeting.

        The Board of Directors recommends that you vote "FOR" each of AMCOL's nominees for director.

        Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the proxy card in the enclosed self-addressed, postage-paid envelope, or vote by telephone or the Internet in accordance with the instructions provided. Please do not submit a proxy card if you have voted by telephone or the Internet. If you attend the annual meeting, you may revoke your proxy and, if you wish, vote your shares in person. Thank you for your interest and cooperation.

                                             By Order of the Board of Directors,


                                             Clarence O. Redman
                                             Secretary
Arlington Heights, Illinois
April 11, 2005

                         AMCOL INTERNATIONAL CORPORATION
                               ONE NORTH ARLINGTON
                        1500 WEST SHURE DRIVE, SUITE 500
                     ARLINGTON HEIGHTS, ILLINOIS 60004-7803

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 12, 2005

                                  INTRODUCTION

        We are furnishing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of AMCOL International Corporation, or AMCOL, for use at our annual meeting of shareholders to be held on Thursday, May 12, 2005, at 11:00 AM, Central Daylight Savings Time, at the Hilton Hotel Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois, and at any adjournment of the annual meeting. This proxy statement and the accompanying proxy card are first being mailed or delivered to shareholders of AMCOL on or about April 11, 2005.

        At the annual meeting, you will be asked to consider and vote upon the following matters:

        1. The election of four (4) directors for a three-year term or until their successors are elected and qualified; and

        2. Any other business which properly comes before the annual meeting.

        The Board of Directors recommends that you vote "FOR" each of AMCOL's nominees for director.

        Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the proxy card in the enclosed self-addressed, postage-paid envelope, or vote by telephone or the Internet in accordance with the instructions provided. Please do not submit a proxy card if you have voted by telephone or the Internet. If you attend the annual meeting, you may revoke your proxy and, if you wish, vote your shares in person.

               The date of this proxy statement is April 11, 2005.

                               THE ANNUAL MEETING
General

        This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of AMCOL for use at the annual meeting to be held on Thursday, May 12, 2005, at 11:00 AM, Central Daylight Savings Time, at the Hilton Hotel Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois, and at any adjournment of the annual meeting.

Record Date

        The Board of Directors has fixed the close of business on March 18, 2005, as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment. Accordingly, only holders of record of AMCOL's common stock at the close of business on the record date will be entitled to vote at the annual meeting, either by proxy or in person. As of the record date, there were 29,540,770 shares of AMCOL's common stock issued and outstanding.

Purpose of the Annual Meeting; Recommendation of the Board of Directors

        At the annual meeting, AMCOL's shareholders will be asked to consider and vote upon the following matters:

        .   the election of four directors; and
        .   any other business which properly comes before the annual meeting.

        The Board of Directors recommends that you vote "FOR" each of AMCOL's nominees for director.

Proxies; Vote Required

        Under Delaware law, the election of the four directors must be approved by the holders of a majority of the shares of AMCOL's common stock represented by proxy or in person at the annual meeting.

        All properly delivered proxies received by AMCOL prior to the annual meeting and not revoked will be voted in accordance with the instructions provided. Unless contrary instructions are marked, proxies will be voted "FOR" each of AMCOL's nominees for director. The Board of Directors knows of no other business that will be presented for consideration at the annual meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

        Any shareholder may revoke his or her proxy at any time prior to or at the annual meeting by doing any of the following:

        .   giving written notice to the Secretary of AMCOL at One North
            Arlington, 1500 West Shure Drive, Suite 500, Arlington Heights,
            Illinois, 60004-7803;
        .   submitting a duly executed proxy bearing a later date;
        .   voting by telephone or the Internet on a later date; or
        .   attending the annual meeting and voting in person.

        Attendance at the annual meeting will not, in itself, constitute revocation of a proxy.

        In deciding all questions, a holder of AMCOL's common stock is entitled to one vote, in person or by proxy, for each share held in such holder's name on the record date. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of AMCOL's common stock is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business but are not counted for purposes of determining whether a proposal has been approved. Thus, abstentions and broker non-votes will have the same effect as a vote against AMCOL's nominees for director.

Proxy Solicitation and Expenses

        The accompanying proxy is being solicited on behalf of the Board of Directors of AMCOL. All expenses of this solicitation, including the cost of preparing and mailing this proxy statement, will be paid by AMCOL. Solicitation of holders of AMCOL's common stock by mail, telephone, facsimile, e-mail or by personal solicitation may be done by directors, officers and regular employees of AMCOL, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of AMCOL's common stock as of the record date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by AMCOL for their reasonable out-of-pocket expenses.

                              ELECTION OF DIRECTORS

        AMCOL's Board of Directors consists of 10 directors. AMCOL's Certificate of Incorporation divides the Board of Directors into three classes, with the members of one class elected each year for a three-year term. The terms of the Class I directors will expire at the annual meeting. The following tables set forth certain information regarding the director nominees and the continuing members of the Board:

Information Concerning Nominees

                                     Class I
                            (Term to expire in 2008)

NAME                                AGE      DIRECTOR SINCE    PRINCIPAL OCCUPATION FOR LAST FIVE YEARS
-------------------------------   -------   ----------------   -------------------------------------------------------------------
John Hughes                         62          1984           Chairman of the Board; Chief Executive Officer of AMCOL from 1985 until May 2000.

Clarence O. Redman                  62          1989           Secretary of AMCOL since 1982.  Also, of counsel to Lord, Bissell &
                                                               Brook LLP since October 1997, the law firm that serves as corporate counsel to AMCOL.

Lawrence E. Washow                  51          1998           President and Chief Executive Officer of AMCOL since May 2000 and
                                                               Chief Operating Officer of AMCOL since August 1997.

Audrey L. Weaver*                   50          1997           Private investor.

  *   Paul C. Weaver and Audrey L. Weaver are first cousins.

        Each nominee must receive the favorable vote of the holders of a majority of the shares of AMCOL's common stock represented at the annual meeting in person or by proxy, assuming a quorum is present.

        The Board of Directors recommends that AMCOL's shareholders vote "FOR" each of the nominees named above.

Information Concerning Continuing Members of the Board

                                    CLASS II
                             (Term expiring in 2006)

NAME                                AGE      DIRECTOR SINCE    PRINCIPAL OCCUPATION FOR LAST FIVE YEARS
-------------------------------   -------   ----------------   -------------------------------------------------------------------
Robert E. Driscoll, III             66           1985          Retired Dean and Professor of Law, University of South Dakota.

Daniel P. Casey                     62           2002          Retired Chief Financial Officer and Vice Chairman of the Board of
                                                               Gaylord Container Corporation, a manufacturer and distributor of brown paper and packaging products.  Also a director of Caraustar
                                                               Industries, Inc., a recycled packaging company.

Dale E. Stahl                       57           1995          Retired from Inland Paperboard and Packaging, Inc., a manufacturer of containerboard and corrugated boxes, where Mr. Stahl served as
                                                               President, Chief Executive Officer and Chief Operating Officer from
                                                               June 2000 until September 2003.  Prior thereto, President and Chief
                                                               Operating Officer of Gaylord Container Corporation, a manufacturer and distributor of brown paper and packaging products.

                                    CLASS III
                             (Term expiring in 2007)

NAME                                AGE      DIRECTOR SINCE    PRINCIPAL OCCUPATION FOR LAST FIVE YEARS
-------------------------------   -------   ----------------   --------------------------------------------------------------------
Arthur Brown                        64          1990           Chairman and retired Chief Executive Officer (since May 2003) of
                                                               Hecla Mining Company, a producer of precious metals.

Jay D. Proops                       63          1995           Private investor since 1995; prior thereto, Vice Chairman and co-founder of The Vigoro Corporation, a manufacturer and distributor of fertilizers and related products.  Also a director of Great Lakes
                                                               Chemical Corporation, a producer of specialty chemicals.

Paul C. Weaver*                     42          1995           Vice President of Information Resources, Inc. since 2002; prior thereto Managing Partner of Consumer Aptitudes, Inc. since July 1997
                                                               (both companies engage in marketing research).

  * Paul C. Weaver and Audrey L. Weaver are first cousins.

                               SECURITY OWNERSHIP

Security Ownership of Five Percent Beneficial Owners

        The following table sets forth all persons known to be the beneficial owner of more than five percent of AMCOL's common stock as of February 25, 2005.

                                                                            NUMBER OF SHARES AND
                                                                            NATURE OF BENEFICIAL         PERCENT
                 NAME AND ADDRESS OF BENEFICIAL OWNER                           OWNERSHIP (1)           OF CLASS
-----------------------------------------------------------------------     --------------------        --------
Harris Financial Corp.
   111 West Monroe Street                                                         3,151,751                10.7%
   Chicago, Illinois 60690                                                         (2)(3)

Barclays Global Investors, NA
   45 Fremont Street                                                              1,629,649                 5.6%
   San Francisco, California 94105                                                   (4)

Annamarie Weaver
   c/o AMCOL International Corporation                                            3,478,288                11.9%
   1500 West Shure Drive, Suite 500                                                (3)(5)
   Arlington Heights, Illinois 60004-7803

Leslie Weaver
   c/o AMCOL International Corporation                                            3,948,610                13.5%
   1500 West Shure Drive, Suite 500                                                (3)(6)
   Arlington Heights, Illinois 60004-7803

(1) Nature of beneficial ownership is direct unless otherwise indicated by footnote. Beneficial ownership as shown in the table arises from sole voting and investment power unless otherwise indicated by footnote.
(2) Based on an amendment to Schedule 13G filed with the Securities and Exchange Commission on January 14, 2005.
(3) Includes 3,151,751 shares held in the Paul Bechtner Trust as to which Harris Financial Corp. and Ms. Annamarie Weaver and Ms. Leslie Weaver are co-trustees and share voting and investment power.
(4) Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005. Includes 1,025,930 shares held by Barclays Global Investors, NA, which has sole voting and dispositive power with respect to 935,689 of those shares; and 603,719 shares held by Barclays Global Fund Advisors, an investment adviser.
(5)  Includes 31,929 shares held by Ms. A. Weaver's husband.
(6) Includes 35,597 shares held by Ms. L. Weaver's husband and 117,920 shares held by Ms. L. Weaver's children.

Security Ownership of Directors and Executive Officers

        The following table sets forth, as of February 25, 2005, shares of AMCOL common stock beneficially owned by: (i) each director and nominee, (ii) the Chief Executive Officer, (iii) the named officers, and (iv) such persons as a group, representing all of AMCOL's directors and executive officers.

                                          NUMBER OF SHARES AND
                                          NATURE OF BENEFICIAL   PERCENT OF
             BENEFICIAL OWNER                 OWNERSHIP (1)        CLASS
    -----------------------------------   --------------------   ----------
    Arthur Brown                                        47,461            *
    Daniel P. Casey                                     17,000            *
    Robert E. Driscoll, III                            295,673          1.0%
    John Hughes                                        703,739          2.3%
    Jay D. Proops                                      112,217            *
    Clarence O. Redman                                  70,762            *
    Dale E. Stahl                                       39,295            *
    Lawrence E. Washow                                 731,938          2.4%
    Audrey L. Weaver                                   810,195          2.7%
    Paul C. Weaver                                     412,063          1.4%
    Gary L. Castagna                                   179,942            *
    Ryan McKendrick                                     58,746            *
    Gary Morrison                                      269,443            *
    Peter L. Maul                                      119,965            *
    All of the above as a group                      3,668,439         12.2%

* Percentage represents less than 1% of the total shares of common stock outstanding as of February 25, 2005.
(1) Nature of beneficial ownership is set forth on the next page.

                                          NATURE OF BENEFICIAL OWNERSHIP AS OF FEBRUARY 25, 2005
----------------------------------------------------------------------------------------------------------------------------------
                                               IN             IN                                        AS TRUSTEE     SUBJECT TO
                             DIRECTLY OR     AMCOL'S        LIMITED           AS            BY          OF AMCOL'S      OPTIONS
                              AS JOINT       SAVINGS      PARTNERSHIP     TRUSTEE OR      FAMILY         PENSION      EXERCISABLE
    BENEFICIAL OWNER         TENANTS (1)     PLAN (2)         (3)         CO-TRUSTEE      MEMBERS        PLAN (4)      IN 60 DAYS
-------------------------   ------------   ------------   ------------   ------------   ------------   ------------   ------------
Arthur Brown                      17,505                                                                                    29,956
Daniel P. Casey                   12,000                                                                                     5,000
Robert E. Driscoll, III            7,000                       265,895          4,300                                       18,478
John Hughes                                                     54,211        476,913         55,838        100,000         16,777
Jay D. Proops                     12,000                        10,000                                                      90,217
Clarence O. Redman                15,670         25,136                                                                     29,956
Dale E. Stahl                     30,000                                                                                     9,295
Lawrence E. Washow               467,126         18,793                                                     100,000        146,019
Audrey L. Weaver                 718,859                                       56,800         31,336                         3,200
Paul C. Weaver                   312,029                                       30,638         30,831                        38,565
Gary L. Castagna                  35,100          4,842                                                     100,000         40,000
Ryan F. McKendrick                27,298         16,714                                                                     14,734
Gary D. Morrison                  26,592         79,677                                                                    163,174
Peter L. Maul                     18,000          4,258                        53,571                                       44,136
All Directors and
 Executive Officers            1,699,179        149,420        330,106        622,222        118,005        100,000        649,507

(1) Includes shares held in joint tenancy with spouses for which voting rights may be shared.
(2) Shares are held in AMCOL's Savings Plan, with the exception of Mr. Redman's shares, which are held in the Clarence O. Redman PC Savings Plan, and 5,000 shares held in an Individual Retirement Account.
(3) The named director is a general partner.
(4) Messrs. Hughes, Washow and Castagna share voting rights.

                          NAMED OFFICERS' COMPENSATION

Summary Compensation Table

        The Summary Compensation Table below includes, for each of the fiscal years ended December 31, 2004, 2003 and 2002, individual compensation for services to AMCOL and its subsidiaries of those persons who were at December 31, 2004: (i) the Chief Executive Officer; and (ii) the four other most highly compensated executive officers of AMCOL, or collectively, the named officers.

                                                                                     LONG-TERM
                                              ANNUAL COMPENSATION (1)(2)         COMPENSATION AWARDS
                                           --------------------------------   --------------------------
                                                                              RESTRICTED
                                                                                STOCK         SECURITIES     ALL OTHER
                                                                                AWARDS        UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION                 YEAR    SALARY ($)    BONUS($)      ($)(3)          OPTIONS         ($)(4)
----------------------------------------   ------   ----------   ----------   ----------      ----------   ------------
Lawrence E. Washow                           2004      469,800      704,700           --          30,000         39,040
   President and Chief                       2003      450,000      675,000      261,200(5)       30,000         27,940
   Executive Officer                         2002      432,000      108,000           --          30,000         35,451

Gary L. Castagna                             2004      255,000      255,000           --          18,000         23,140
   Senior Vice President, Chief              2003      246,000      246,000      163,250(6)       18,000         14,220
   Financial Officer and Treasurer           2002      238,000       59,500           --          18,000         14,939

Ryan F. McKendrick                           2004      243,000      243,000           --          17,000          8,200
   Vice President; President of Colloid      2003      233,000      233,000      163,250(6)       17,000          8,000
   Environmental Technologies Company        2002      218,000       91,432           --          17,000         21,573
   and Volclay International Corp.

Gary Morrison                                2004      206,000      206,000           --          12,000          8,200
   Vice President; President of American     2003      200,000      200,000      117,540(7)       12,000          8,000
   Colloid Company                           2002      196,000       19,600           --          12,000          8,000

Peter L. Maul                                2004      190,000      100,000           --          10,000         13,280
   Vice President; President of Nanocor,     2003      183,000      100,000      117,540(7)       10,000          9,057
   Inc                                       2002      176,000       44,000           --          10,000         10,430

(1) Includes deferred compensation under AMCOL's Savings Plan and AMCOL's Deferred Compensation Plan.
(2) The incremental cost of non-cash compensation and other personal benefits during any year presented did not exceed the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported for any of the named officers.
(3) The timing of the vesting of these shares of restricted stock depends on whether AMCOL achieves certain target returns on capital in 2003, 2004 and 2005. With respect to each of 2003, 2004 and 2005, if the target is achieved, two-thirds of the restricted stock award will vest on February 28, 2006, provided the executive is still employed by AMCOL. If any of these targets are not achieved, the unvested shares will vest on May 22, 2009, provided the officer is still employed by AMCOL. The named officers are entitled to receive dividends on these shares of restricted stock.
(4) The figures in this column include AMCOL matching contributions under AMCOL's Savings Plan and the 401(k) restoration plan whereby the matching contributions for salary deferrals in excess of ERISA limits to AMCOL's Savings Plan were credited to AMCOL's Deferred Compensation Plan.
(5) Represents the value of 40,000 shares of restricted stock on May 22, 2003, the grant date. On December 31, 2004 Mr. Washow held 40,000 restricted shares in the aggregate at a value of $803,600.
(6) Represents the value of 25,000 shares of restricted stock on May 22, 2003, the grant date. On December 31, 2004 the named officer held 25,000 restricted shares in the aggregate at a value of $502,250.
(7) Represents the value of 18,000 shares of restricted stock on May 22, 2003, the grant date. On December 31, 2004 the named officer held 18,000 restricted shares in the aggregate at a value of $361,620.

Option Grants in Last Fiscal Year

        Shown below is information on grants of stock options during the fiscal year ended December 31, 2004 to the named officers, which are reflected in the Summary Compensation Table.

                                                                                      GRANT
                                                                                       DATE
                                      INDIVIDUAL GRANTS IN 2004                       VALUE
                       ----------------------------------------------------------   -----------
                         NUMBER OF
                        SECURITIES    % OF TOTAL
                        UNDERLYING       OPTIONS                                       GRANT
                          OPTIONS      GRANTED TO       EXERCISE                       DATE
                         GRANTED       EMPLOYEES         PRICE        EXPIRATION      PRESENT
        NAME               (1)             (2)            (3)            DATE        VALUE (4)
--------------------   ------------   ------------    ------------   ------------   ------------
Lawrence E. Washow           30,000          10.18%   $      18.10         2/9/10   $    236,538
Gary L. Castagna             18,000           6.11%   $      18.10         2/9/10   $    141,923
Ryan F. McKendrick           17,000           5.77%   $      18.10         2/9/10   $    134,038
Gary D. Morrison             12,000           4.07%   $      18.10         2/9/10   $     94,615
Peter L. Maul                10,000           4.07%   $      18.10         2/9/10   $     78,845

(1) These Non-Qualified Stock Options ("NSOs") were issued pursuant to AMCOL's 1998 Long-Term Incentive Plan (the "1998 Plan") and may not be exercised until they vest. These NSOs vest 33% after one year, 66% after two years, and 100% after three years, provided that on death or retirement under specified conditions, these NSOs become fully vested. The exercise price may not be less than the fair market value of the shares subject to the option on the date of grant.
(2)  Based on 294,650 options granted to all employees.
(3)  Fair market value on the date of grant.
(4) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: an exercise price on the option of $18.10; an option term of 5.11 years; an interest rate of 3.027% representing the interest rates on U.S. Treasury securities on the date of grant with maturity dates corresponding to the vesting of the options; volatility of 53.26%; and dividends at the rate of $0.28 per share representing the annualized dividends paid with respect to a share of common stock at the date of grant. There have been no reductions to reflect the probability of forfeiture due to termination prior to vesting, or to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date. The ultimate values of the options will depend on the future market price of AMCOL's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of AMCOL's common stock over the exercise price on the date the option is exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

        Shown below is information with respect to options exercised by the named officers during 2004 and unexercised options held by the named officers at December 31, 2004.

                                                         NUMBER OF SECURITIES   VALUE OF UNEXERCISED
                                                              UNDERLYING            IN-THE-MONEY
                                  SHARES                  UNEXERCISED OPTIONS   OPTIONS AT 12/31/04
                                 ACQUIRED     VALUE          AT 12/31/04                ($)
                                    ON      REALIZED         EXERCISABLE/            EXERCISABLE/
            NAME                 EXERCISE      ($)          UNEXERCISABLE         UNEXERCISABLE (1)
-------------------------------  --------   ----------   --------------------   ---------------------
Lawrence E. Washow                 60,037   $  928,882     146,494 / 84,900     $2,487,768 / $849,879
Gary L. Castagna                    5,000   $   64,330      24,400 / 51,600      $354,236 / $520,864
Ryan F. McKendrick                 90,000   $ 1,725571      29,872 / 46,533      $475,478 / $457,760
Gary D. Morrison                   35,000   $  498,331     153,400 / 35,200     $2,705,994 / $359,428
Peter L. Maul                      53,571   $  920,857      35,469 / 29,466       $579,784 / $301526

(1) Based on the closing sale price as quoted on the New York Stock Exchange on that date.

Equity Compensation Plan Information

        This table shows information about our common stock that may be issued upon the exercise of options, warrants and rights as of December 31, 2004 under all of our equity compensation plans.


                                                                                             NUMBER OF SECURITIES
                                                                                           REMAINING AVAILABLE FOR
                              NUMBER OF SECURITIES TO BE                                    FUTURE ISSUANCE UNDER
                               ISSUED UPON EXERCISE OF       WEIGHTED-AVERAGE EXERCISE    EQUITY COMPENSATION PLANS
                                 OUTSTANDING OPTIONS,          PRICE OF OUTSTANDING         (EXCLUDING SECURITIES
                                 WARRANTS AND RIGHTS       OPTIONS, WARRANTS AND RIGHTS    REFLECTED IN COLUMN (A)
PLAN CATEGORY                            (A)                            (B)                          (C)
---------------------------   --------------------------   ----------------------------   -------------------------
Equity Compensation Plans
Approved by Security                  2,099,887                       $ 5.73                      1,176,308
Holders (1)

Equity Compensation Plans
Not Approved by Security                      -                            -                              -
Holders

Total                                 2,099,887                       $ 5.73                      1,176,308

(1) The equity compensation plans approved by AMCOL's shareholders are the 1987 Nonqualified Stock Option Plan, the 1993 Stock Plan and the 1998 Long-Term Incentive Plan.

Pension Plans

                        ESTIMATED ANNUAL RETIREMENT BENEFITS BASED ON YEARS OF SERVICE
                 ---------------------------------------------------------------------------
REMUNERATION      15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS     40 YEARS
--------------   ----------   ----------   ----------   ----------   ----------   ----------
   $ 150,000     $   33,750   $   45,000   $   56,250   $   67,500   $   78,750   $   84,375
     200,000         45,000       60,000       75,000       90,000      105,000      112,500
     250,000         56,250       75,000       93,750      112,500      131,250      140,625
     300,000         67,500       90,000      112,500      135,000      157,500      168,750
     350,000         78,750      105,000      131,250      157,500      183,750      196,875
     400,000         90,000      120,000      150,000      180,000      210,000      225,000
     450,000        101,250      135,000      168,750      202,500      236,250      253,125
     500,000        112,500      150,000      187,500      225,000      262,500      281,250
     550,000        123,750      165,000      206,250      247,500      288,750      309,375

        The above table shows the estimated annual retirement benefits payable on a straight life annuity basis to participating employees, including officers, in the earnings and years of service classifications indicated under AMCOL's retirement plans, which cover substantially all of its domestic employees hired on or before December 31, 2003 on a non-contributory basis. The estimated benefits assume (i) that the plans will be continued and (ii) that the employee will elect to receive his pension at normal retirement age. The table above and the estimates do not reflect the reduction in an individual's final monthly compensation due to social security monthly covered compensation. This reduction is based upon the retirement year for a particular individual.

                       YEARS OF       AVERAGE        PENSION
       NAME            SERVICE     COMPENSATION      BENEFIT
-------------------    --------    ------------     ----------
Lawrence E. Washow        26       $    683,880     $  252,202
Gary L. Castagna           4       $    407,387             -
Ryan F. McKendrick        21       $    347,475     $  100,981
Gary D. Morrison          24       $    321,720     $   98,719
Peter L. Maul             21       $    228,841     $   68,146

        The above table indicates the average earnings for the highest five consecutive calendar years and the number of years of credited service under the pension plans as of December 31, 2004 for each of the named officers. Covered compensation includes a participant's base salary, commissions, bonuses and salary reductions under AMCOL's Savings Plan and Deferred Compensation Plan. Mr. Castagna left the employ of AMCOL in 2000 and received his full pension payout in the form of a lump-sum payment during 2000 in connection with the sale of the absorbent polymers business, of which he was President. Mr. Castagna was rehired by AMCOL in 2001.

        Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, limit the annual benefits that may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, AMCOL has a supplemental plan that authorizes the payment out of general funds of AMCOL any benefits calculated under provisions of AMCOL's pension plan that may be above the limits under these sections. The accrued, unfunded liability of the supplemental plan at September 30, 2004 was $2,722,578.

Employment Agreements

        Each of Messrs. Castagna, Maul, McKendrick, Morrison and Washow are parties to employment agreements with AMCOL. The initial employment term under each agreement is three years (expiring in March 2005), with a rolling six-month extension (unless either party gives notice of expiration six months prior to the extension). Each agreement provides for an annual salary, a target annual bonus and a non-competition / non-solicitation covenant effective during employment and for one year thereafter.

        Prior to a Change of Control, if AMCOL terminates an officer without cause or the officer terminates his employment for Good Reason, the officer is entitled to receive: (1) his accrued salary and bonus; (2) a pro-rata annualized bonus; (3) his base salary for 18 months (in the case of Messrs. Castagna, Maul, McKendrick and Morrison) and 24 months (in the case of Mr. Washow); (4) a lump sum of any amount then payable to him pursuant to the tax gross-up payment; and
(5) continued employee benefits during a transition period.

        After a Change of Control, if an officer is terminated without cause or the officer terminates his employment for Good Reason, the officer is entitled to receive: (1) his accrued salary and bonus; (2) a pro-rata annualized bonus;
(3) a lump sum equal to three times (in the case of Messrs. Castagna and Washow) or two times (in the case of Messrs. Maul, McKendrick and Morrison) the sum of his salary and annualized bonus; (4) continued employee benefits for three years (in the case of Messrs. Castagna and Washow) or two years (in the case of Messrs. Maul, McKendrick and Morrison) or cash in lieu thereof; and (5) a lump sum of any amount then payable to him pursuant to the tax gross-up payment. If a Change in Control occurs, all outstanding stock options, restricted stock and other equity compensation awards granted to the officer become fully vested and exercisable.

        If the officer's employment terminates due to his death or disability prior to a Change of Control or more than seven months after a Change of Control, the officer or his beneficiaries are entitled to the officer's accrued salary and bonus and the officer's pro-rata annualized bonus. If the officer's employment terminates due to his death or disability within seven months after a Change of Control, the officer or his beneficiaries are entitled to receive the compensation and benefits described above with respect to termination without cause after a Change of Control, except that the employee benefits are limited to welfare benefits.

        If, at any time, AMCOL terminates an officer for cause or the officer terminates his employment without Good Reason, the officer is entitled to his accrued salary and bonus, but shall not be entitled to any severance pay.

        A Change of Control is defined as any one or more of the following: (1) any person (other than certain AMCOL affiliates, an AMCOL subsidiary or an AMCOL employee benefit plan) acquires 50.1% or more of AMCOL's common stock; (2) the incumbent directors cease to constitute at least one-half of the AMCOL directors; (3) all or substantially all of AMCOL's assets are sold (in the case of Messrs. Maul, McKendrick and Morrison) or 50.1% of AMCOL's assets are sold (in the case of Messrs. Castagna and Washow); (4) the shareholders approve a plan of liquidation; and (5) all of the stock or assets of a subsidiary are sold and the officer serves as president of the subsidiary.

        Good Reason is defined as the occurrence of any one of the following events: (1) any material breach of the employment agreement by AMCOL which has not been cured as required; (2) AMCOL's failure to assign the employment agreement to a successor or the successor's failure to expressly assume and agree to be bound by the employment agreement; or (3) termination of employment by the officer for any reason or for no reason during the 30-day period commencing six months after a Change of Control.

                          CORPORATE GOVERNANCE MATTERS

Board Committee Membership and Meetings

                                                                           NOMINATING
                                                                              AND
              NAME                AUDIT     COMPENSATION     EXECUTIVE     GOVERNANCE
------------------------------   -------   --------------   -----------   ------------
Arthur Brown                        X*           X
Daniel P. Casey                     X            X               X
Robert E. Driscoll, III             X            X
John Hughes                                                      X
Jay D. Proops                       X                            X              X*
Clarence O. Redman                                               X
Dale E. Stahl                                    X*              X              X
Lawrence E. Washow                                               X
Audrey L. Weaver                                 X
Paul C. Weaver                                                   X*             X
Number of Meetings in 2004          6            4               4              1

*  Chairperson.

        During 2004, the Board of Directors held 4 meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such director served. Pursuant to our Corporate Governance Guidelines, which may be found on our website at www.amcol.com, directors are expected to resign from the Board effective as of the annual shareholders meeting following the date on which they reach the age of 70.

Director Independence

        AMCOL's Board of Directors has determined that the following directors are independent as defined in the applicable standards of the New York Stock
Exchange: Messrs. Brown, Casey, Driscoll, Proops, Stahl and Weaver and Ms. Weaver. These independent directors constitute a majority of the directors of AMCOL. The Board has also determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee is independent as defined in the applicable standards of the New York Stock Exchange. In making the independence determinations, our Board of Directors reviewed all of our directors' relationships with AMCOL, including business, familial and other types of relationships. In addition, the Board has determined that each member of the Audit Committee is independent as defined in the applicable rules and regulations of the Securities and Exchange Commission.

The Audit Committee

        The Audit Committee is responsible for providing assistance to the Board of Directors in fulfilling the Board's oversight responsibility by monitoring the integrity of the financial statements of AMCOL, the independent registered public accounting firm's qualifications and independence, AMCOL's compliance with legal and regulatory requirements pertaining to the financial statements, and the performance of AMCOL's internal audit function and independent registered public accounting firm. The Committee is also responsible for appointing the independent registered public accounting firm for each fiscal year.

        The Audit Committee is responsible for reviewing and pre-approving all audit and non-audit services provided by the independent registered public accounting firm and shall not engage the independent registered public accounting firm to perform non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. In fiscal 2004, 100% of non-audit services were approved by the Audit Committee.

        The Board of Directors has determined that each member of the Audit Committee is an "audit committee financial expert" as defined in the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of the Securities and Exchange Commission. The Audit Committee operates pursuant to a charter adopted by the Board, which may be found on our website at www.amcol.com.

The Compensation Committee

        The Compensation Committee assists the Board of Directors in fulfilling its responsibilities in connection with the compensation of company directors, officers and employees. Specifically, the Committee is responsible for annually reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer's performance in light of those goals and objectives, and as a committee determining and approving the Chief Executive Officer's compensation level based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer's compensation, the Committee considers, among other things, AMCOL's performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies and awards given to the Chief Executive Officer in past years. This review and evaluation may involve consultations from time to time with the other independent directors.

        The Committee is also responsible for reviewing and making recommendations to the Board with respect to the compensation of officers other than the Chief Executive Officer, including the annual base salary level; incentive compensation plans; equity-based plans and retirement plans; employment agreements, severance arrangements and change in control agreements/provisions, in each case, as, when and if appropriate; and any special or supplemental benefits. In carrying out its responsibilities, the Committee has sole authority to retain and terminate any compensation consultant to be used to assist the Committee in fulfilling its responsibilities. The Compensation Committee is also responsible for making recommendations to the Board regarding director compensation and succession planning. The Compensation Committee operates pursuant to a charter adopted by the Board, which may be found on our website at www.amcol.com.

The Nominating and Governance Committee

        The Nominating and Governance Committee is responsible for identifying, seeking and recommending to the Board of Directors individuals qualified to become directors consistent with criteria approved by the Board. In considering potential candidates for the Board, including with respect to incumbent directors, the Committee considers the potential candidate's integrity and business ethics; strength of character, judgment and experience, consistent with the needs of AMCOL; specific areas of expertise and leadership roles; and the ability to bring diversity to the Board, including whether the potential candidate brings complementary skills and viewpoints. The Committee also considers the ability of the individual to allocate the time necessary to carry out the tasks of board membership including membership on appropriate committees.

        The Committee identifies potential nominees by asking current directors and others to notify the Committee if they become aware of persons, meeting the criteria described above, who may be available to serve on the Board. The Committee has sole authority to retain and terminate any search firm to be used to identify director candidates and has sole authority to approve the search firm's fees and other retention terms. Historically, AMCOL has not engaged third parties to assist in identifying and evaluating potential nominees, but would do so in those situations where particular qualifications are required to fill a vacancy and the Board's contacts are not sufficient to identify an appropriate candidate. Pursuant to its charter, the Nominating and Governance Committee's policy is to not consider nominees recommended by shareholders of AMCOL.

        Other responsibilities of the Committee include developing and recommending to the Board the Corporate Governance Guidelines applicable to AMCOL, overseeing the evaluations of the Board and management, recommending to the Board director nominees for each committee, and recommending to the Board the size of the Board and its committee structure. The Nominating and Governance Committee operates pursuant to a charter adopted by the Board, which may be found on our website at www.amcol.com.

Director Compensation

        The following table reflects the compensation paid to our directors during 2004.

                                                                                              STOCK
TYPE OF COMPENSATION                                                             CASH        OPTIONS
---------------------------------------------------------------------------   ----------   ----------
Annual Retainer                                                               $   18,000        3,000
Board Meeting Attendance Fee                                                  $    1,500
Supplemental Annual Retainer for the Chairman of the Board                    $   15,000
Annual Retainer for the Chairs of the Executive and Nominating and            $    2,000
Governance Committees
Annual Retainer for the Chair of the Audit Committee                          $    3,000
Annual Retainer for Chair of the Compensation Committee                       $    2,000
Attendance Fee for Meetings of the Executive, Compensation and Nominating     $    1,000
and Governance Committees
Attendance Fee for Meetings of the Audit Committee                            $    1,500

        Directors who are also full-time employees of AMCOL are not paid for their services as directors or for attendance at meetings.

        In connection with the increased responsibilities, time and commitment and scrutiny which recent legislation and litigation has placed on all public corporation directors, the Compensation Committee retained a consulting firm to prepare a report concerning non-executive director compensation. As a result of the Compensation Committee's review and analysis of the report and related deliberations, effective as of the date of the annual meeting, increases in director compensation will be implemented. The annual retainer will be increased to $40,000 and the board meeting attendance fee will be increased to $2,000 per meeting. The supplemental annual retainer for the Chairman of the Board will remain at $15,000 and the supplemental annual retainer for the Chairs of the Executive Committee and the Nominating and Governance Committee will remain at $2,000. The annual retainers for the Chairs of the Audit Committee and the Compensation Committee will be increased to $7,500 and $3,000, respectively. The attendance fee for the Audit Committee will be increased to $3,000 per meeting and the attendance fee for all other committees will be increased to $1,500 per meeting.

        AMCOL provides excess personal liability insurance coverage for its non-employee directors. The premium paid per non-employee director for such insurance was approximately $ 811 for 2004. Since May 15, 2004, non-employee directors have been able to participate in AMCOL's health insurance plan at the directors' cost.

        In 2004, each of the non-employee directors was granted 3,000 options, as noted in the above table, at an exercise price of $18.10 per share, the fair market value on the date of the grant. In 2005, each of the non-employee directors was granted 3,000 options, at an exercise price of $20.90 per share, the fair market value on the date of the grant.

Shareholder Communications with the Board of Directors

        AMCOL's annual meeting of shareholders provides an opportunity each year for shareholders to ask questions of or otherwise communicate directly with members of our Board of Directors on appropriate matters. Our directors are expected to attend shareholders meetings pursuant to our Corporate Governance Guidelines. All of our directors attended the 2004 annual meeting and we anticipate that all of our directors will attend the 2005 annual meeting.

        In addition, shareholders may, at any time, communicate in writing with the Audit Committee, any particular director, or the independent directors as a group, by sending such written communication to AMCOL International Corporation,
Attention: Audit Committee, Chairman of the Independent Directors, or the name of a particular board member, as applicable, One North Arlington, 1500 West Shure Drive, Suite 500, Arlington Heights, Illinois 60004-7803. Copies of written communications received at such address will be provided to the named addressee. Shareholders may also reach the Audit Committee by calling AMCOL's alert line at (877) 862-6265. Shareholders may report their concerns anonymously or confidentially.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        AMCOL's mission is to supply high-quality performance products and innovative technologies for mineral and environmental markets worldwide. To accomplish this objective, AMCOL has developed comprehensive compensation strategies that emphasize maximizing shareholder value and growth in sales and earnings. The compensation program has been designed to reinforce and support AMCOL's business goals and to help the organization both attract and retain high quality executive talent.

        The Compensation Committee is responsible for annually reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer's performance in light of those goals and objectives, and determining and approving the Chief Executive Officer's compensation level based on this evaluation. This review and evaluation may involve consultations from time to time with the other independent directors.

        The Compensation Committee is also responsible for reviewing and making recommendations to the Board with respect to the compensation of officers other than the Chief Executive Officer, including the annual base salary level; incentive compensation plans; equity-based plans and retirement plans; employment agreements, severance arrangements and change in control agreements/provisions, in each case, as, when and if appropriate; and any special or supplemental benefits.

Compensation Committee Philosophy

        The Compensation Committee is committed to implementing and administering a compensation program that supports and underscores AMCOL's mission and values. The policies underlying the Compensation Committee's compensation decisions are enumerated more fully below:

        Compensation opportunities should strengthen AMCOL's ability to attract, retain, and encourage the growth and development of the highest caliber executive talent upon whose efforts the success of AMCOL largely depends.

        A substantial portion of pay for senior executives should be comprised of at-risk, variable compensation whose payout is dependent on the achievement of specific corporate and individual performance objectives. In addition, the at-risk components of pay will have a significant equity-based element to ensure appropriate linkage between executive behavior and shareholder interests.

        The Committee considers stock ownership by management to be an important means of linking management's interests with those of shareholders. AMCOL maintains stock ownership guidelines for its corporate and subsidiary officers. The amount of stock required to be owned increases with the level of responsibility of each executive, with the Chief Executive Officer expected to own stock with a value at least equal to four times base salary. Shares that the executives have the right to acquire through the exercise of stock options are not included in the calculation of stock ownership for purposes of these guidelines. Executives are expected to reach their respective stock ownership goals over a three-year period.

        Base and equity compensation components target pay opportunities at the median of compensation paid to executives included in AMCOL's comparative compensation peer group, while incentive compensation is a function of company performance. AMCOL's comparative compensation group is not the same as the companies that make up the peer group in the stock price performance graph included in this proxy statement. In order to provide an appropriate basis for compensation analysis, a group larger than the stock price graph's peer group was used; note, however, that a significant number of the peer group companies are included in the comparative compensation group.

Components of Compensation

        AMCOL's executive compensation program consists of several components, each of which plays a role in supporting overall business goals and pay philosophy. In assessing the competitiveness of AMCOL's senior executive compensation programs, available salary data consisting of peer group and other general manufacturing companies is used for comparison purposes. Compensation program design is based in part on the pay data for comparable positions at these companies as well as AMCOL's financial performance. The executive compensation program consists of base salary, annual incentives and long-term incentives.

Base Pay

        The initial base salaries for Mr. Washow, the Chief Executive Officer, and AMCOL's other executive officers were established in their respective employment agreements. The Compensation Committee annually reviews each executive's base salary and may grant increases based upon levels of responsibility, breadth of knowledge, internal equity issues and market pay practices. Salary increases are based primarily upon individual performance, which is evaluated based on individual contributions to AMCOL.

        Pursuant to his employment agreement, Mr. Washow's base salary is $432,000. In arriving at the increase in Mr. Washow's base salary to $469,800 for 2004, the Compensation Committee considered his individual performance and his long-term contributions to the financial success of AMCOL. The Committee also compared Mr. Washow's base salary with the base salaries of chief executive officers from appropriate salary surveys.

Annual Incentives

        Pursuant to the terms of their respective employment agreements, Mr. Washow and each of the other executive officers are eligible for an annual cash bonus based on the achievement of target performance goals established annually by the Compensation Committee. Upon the achievement of the target performance goals, each executive shall be paid a bonus equal to a predetermined percentage of his base salary. If Mr. Washow achieves the target performance goal, he is entitled to a bonus equal to 100% of his base salary.

        The target performance goals for the Chief Executive Officer and Chief Financial Officer are based upon AMCOL's return on capital and earnings per share. Mr. Washow was paid a bonus of $704,700 for the 2004 fiscal year financial performance of AMCOL. In the case of the other executives, their target performance goals are tailored for each business segment with an emphasis on the return on capital and earnings of the particular business segment to which the executive devotes the majority of his time.

Long-Term Incentives

        Long-term incentives are provided annually in the form of stock options and/or restricted stock awards. The long-term incentive program serves to focus executives on long-term shareholder value creation and foster an ownership mentality among the executive management team. The Compensation Committee believes the equity incentive program provides a strong link between management behavior and shareholder interests. The Compensation Committee believes that the aggregate annual incentive awards granted to all employees should equal between one and one and a half percent of AMCOL's outstanding common stock. In keeping with AMCOL's commitment to provide a total compensation package that focuses on at-risk pay components, long-term incentives will continue to comprise a meaningful portion of the value of an executive's total compensation package.

        In 2004, the named officers were granted stock option awards under AMCOL's 1998 Long-Term Incentive Plan. The stock options granted to the named officers vest 33% after one year, 66% after two years, and 100% after three years, upon death or retirement under specified conditions, the stock options become fully vested.

        In determining the long-term incentive component of Mr. Washow's compensation, the Compensation Committee considers, among other things, AMCOL's performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies and awards given to Mr. Washow in prior years. In 2004, Mr. Washow received an option to purchase 30,000 shares of common stock at an exercise price of $18.10 per share.

Limitations on Payments

        Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that such compensation exceeds $1,000,000. "Covered employees" are a corporation's chief executive officer on the last day of the taxable year and any other individuals whose compensation is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of being among the four most highly compensated officers (other than the chief executive officer) for the taxable year and who are employed on the last day of the taxable year. Compensation paid under some qualified performance-based compensation arrangements, which (among other things) provide for compensation based on pre-established performance goals established by a compensation committee that is composed solely of two or more "outside directors," is not considered in determining whether a "covered employee's" compensation exceeds $1,000,000. To the extent that any bonus payments cause the executive's total compensation to exceed $1,000,000 in any given year, the excess will be deferred until a year when such amount can be deducted by AMCOL.

                             Compensation Committee
                             Dale E. Stahl, Chairman
                                  Arthur Brown
                                 Daniel P. Casey
                             Robert E. Driscoll, III
                                Audrey L. Weaver

                          REPORT OF THE AUDIT COMMITTEE

        Management is responsible for AMCOL's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. AMCOL's independent registered public accounting firm are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm included in their report on AMCOL's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accounting firm do not assure that AMCOL's financial statements are presented in accordance with generally accepted accounting principles, that the audit of AMCOL's financial statements has been carried out in accordance with generally accepted auditing standards. However, as described in the Company's Current Report on Form 8-K filed with the SEC on March 15, 2005 and the Company's current Annual Report on Form 10-K, management of the Company advised the Audit Committee of an understatement of net income during its third quarter of 2004 due to the failure to properly account for certain income tax matters and as a result, the Audit Committee determined it necessary for the Company to restate its financial results for the quarter ended September 30, 2004. As a result, the Company's management has determined that a material weakness existed as of December 31, 2004 in the Company's internal control over financial reporting concerning accounting for income taxes.

Review with Management

        The Audit Committee has reviewed and discussed AMCOL's audited financial statements for the year ended December 31, 2004 with management.

Review and Discussions with Independent  Registered Public Accounting Firm

        The Audit Committee has discussed with KPMG LLP, AMCOL's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," which include, among other items, matters related to the conduct of the audit of AMCOL's financial statements.

        The Audit Committee has also received the written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1, which relates to the accountants' independence from AMCOL and its related entities, and has discussed with KPMG LLP their independence from AMCOL.

Conclusion

        Based on the review and discussions referred to above, the Audit Committee recommended to AMCOL's Board of Directors that AMCOL's audited financial statements be included in AMCOL's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

                                 Audit Committee
                             Arthur Brown, Chairman
                                 Daniel P. Casey
                             Robert E. Driscoll, III
                                  Jay D. Proops

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The firm of KPMG LLP served as AMCOL's independent registered public accounting firm for the fiscal year ended December 31, 2004. During 2004, the Audit Committee appointed KPMG LLP to audit AMCOL's consolidated financial statements and benefit plans and to perform certain other auditing and tax services. Fees paid to KPMG LLP for these services were as follows:

                                  2003 ACTUAL     2004 ACTUAL
                                 -------------   -------------
Audit Fees (1)                   $     317,132   $     789,221
Audit-Related Fees (2)           $      30,881   $      99,066
Tax Fees (3)                     $     276,182   $     297,408
All Other Fees (4)               $      55,544   $      66,233
                                 -------------   -------------
                                 $     679,739   $   1,251,928

    (1) Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.
    (2) Audit-related fees consist primarily of accounting consultations, employee benefit plan audits, services related to business acquisitions and divestitures and other attestation services.
    (3) For 2004 and 2003, respectively, tax fees principally included tax compliance fees of $29,120 and $32,748, tax advice and planning fees of $139,146 and $111,426, and tax fees in relation to acquisitions of $53,316 and $1,073.
    (4) All other fees principally includes preparation of expatriate employee tax returns, and pension plan administration.

        The Audit Committee has concluded that the provision of these non-audit services by KPMG LLP is compatible with maintaining the independence of the independent registered public accounting firm.

        A representative of KPMG LLP will be present at the annual meeting, will be afforded the opportunity to make a statement, and will be available to respond to appropriate questions.

                             STOCK PERFORMANCE GRAPH

        The following graph sets forth a five-year comparison of cumulative total shareholder returns for: (i) AMCOL (which trades on the New York Stock Exchange); (ii) the S&P SmallCap 600 Index; and (iii) a custom peer group of publicly traded companies.

        The peer group consists of companies whose businesses, sales sizes, market capitalization and stock trading volumes are similar to that of AMCOL. The peer group consists of the following companies: Calgon Carbon Corporation, Compass Minerals International, Inc., Martin Marietta Materials, Inc., Minerals Technologies Inc., Oil-Dri Corporation of America and RPM International Inc.

        All returns were calculated assuming dividend reinvestment on a quarterly basis. Returns were adjusted for spin-offs and other special dividends for both AMCOL and the peer group companies. Further, the tax-effectiveness of any distributions to shareholders was not taken into account. The returns of each company in the peer group have been weighted according to market capitalization.

        The following graph sets forth a five year comparison of the cumulative total stockholder returns for the following: (1) the Corporation's common stock;
(2) the S&P SmallCap 600 Index; and (3) the Peer Group consisting of Calgon Carbon Corporation, Compass Minerals International, Inc., Martin Marietta Materials, Inc., Minerals Technologies, Inc., Oil-Dri Corporation of America and RPM International, Inc. The graph assumes that $100 was invested at the close of business on December 31, 1999 and assumes the reinvestment of all dividends.

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN
$0
$100
$200
$300
$400
$500
$600
$700
12/1999 12/2000 12/2001 12/2002 12/2003 12/2004
AMCOL INTERNATIONAL CORP S&P SMALLCAP 600 INDEX PEER GROUP

                                    S&P SMALL
DATE                     AMCOL       CAP 600     PEER GROUP
--------------------   ----------   ----------   ----------
12/1999                $   100.00   $   100.00   $   100.00
12/2000                $   143.18   $   111.80   $    95.26
12/2001                $   219.33   $   119.11   $   127.33
12/2002                $   179.56   $   101.68   $   106.91
12/2003                $   693.04   $   141.13   $   143.06
12/2004                $   643.77   $   173.09   $   176.64

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Clarence O. Redman, Secretary and a director, is of counsel to Lord, Bissell & Brook LLP, the principal law firm engaged by AMCOL.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, AMCOL's directors, its executive officers and any persons holding more than 10% of AMCOL's common stock are required to report their initial ownership of AMCOL's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and AMCOL is required to disclose in this proxy statement if a director or executive officer filed a late report. During 2004 there were no delinquent Form 4's. In making these disclosures, AMCOL has relied solely on written representations of its directors and executive officers and copies of the reports filed with the Securities and Exchange Commission.

                              SHAREHOLDER PROPOSALS

        Shareholder proposals intended to be included in AMCOL's proxy statement and form of proxy relating to, and to be presented at, the annual meeting of shareholders of AMCOL to be held in 2006 must be received by AMCOL on or before November 30, 2005.

        If a shareholder intends to present a proposal at the 2006 annual meeting of shareholders but does not seek inclusion of that proposal in AMCOL's proxy statement for that meeting, such shareholder must deliver written notice of the proposal to AMCOL in accordance with the requirements of AMCOL's By-Laws. Generally, such proposals must be delivered to AMCOL between February, 2006 and March 13, 2006. All proposals or notices should be directed to the Secretary of AMCOL at One North Arlington, 1500 West Shure Drive, Suite 500, Arlington Heights, Illinois 60004-7803.

                                  OTHER MATTERS

        As of the date of this proxy statement, AMCOL's management knows of no matter not specifically referred to above as to which any action is expected to be taken at the annual meeting. It is intended, however, that the persons named as proxies will vote the proxies regarding such other matters and the transaction of such other business as may be properly brought before the meeting in accordance with their best judgment.

                                  By Order of the Board of Directors,


                                  Clarence O. Redman
                                  Secretary
Arlington Heights, Illinois
April 11, 2005

                         AMCOL INTERNATIONAL CORPORATION

            Annual Meeting of Shareholders to be held on May 12, 2005

        As a shareholder of AMCOL International Corporation (the "Company"), I acknowledge receipt of Notice of Annual Meeting and accompanying Proxy Statement and appoint John Hughes, Lawrence E. Washow and Paul C. Weaver, or any one of them, with full power of substitution as proxies, to vote all shares of stock of the Company that I am entitled to vote, at the annual meeting of shareholders to be held on Thursday, May 12, 2005, at 11:00 a.m., Central Daylight Savings time, and at any adjournment thereof, at the Hilton Hotel Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois.

The election of John Hughes, Clarence O. Redman, Lawrence E. Washow and Audrey
L. Weaver to three-year terms as Class I directors.


     [ ] FOR ALL NOMINEES EXCEPT           [ ] WITHHOLD AUTHORITY TO
         NOMINEES WRITTEN BY THE               VOTE FOR ALL NOMINEES
         UNDERSIGNED BELOW

--------------------------------------------------------------------------------

THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN, AND IN THE ABSENCE OF SUCH INSTRUCTIONS, SHALL BE VOTED FOR ALL OF THE NOMINEES FOR DIRECTOR. IF OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES ON THOSE MATTERS.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        You are urged to mark, sign and return your proxy promptly in the enclosed self-addressed, postage-paid (if mailed in the United States) envelope.

           Dated ________________, 2005


           --------------------------------------------
           SIGNATURE OF SHAREHOLDER


           --------------------------------------------
           SIGNATURE OF SHAREHOLDER

           When signing the proxy, please date it and take care to have the signature agree to the shareholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

                            PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

                                      -OR-

TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.

                                      -OR-

INTERNET - Access www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.


COMPANY NUMBER

ACCOUNT NUMBER

CONTROL NUMBER